AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1997.

                                                      REGISTRATION NO. 333-17871
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 3
                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              SUN SPORTSWEAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             WASHINGTON                                2396                               91-1132690
    (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                            ------------------------

                                                     KEVIN C. JAMES
     6520 SOUTH 190TH STREET              SENIOR VICE PRESIDENT AND SECRETARY
     KENT, WASHINGTON 98032                       SUN SPORTSWEAR, INC.
         (206) 251-3565                         6520 SOUTH 190TH STREET
(ADDRESS INCLUDING ZIP CODE, AND                 KENT, WASHINGTON 98032
            TELEPHONE                                (206) 251-3565
 NUMBER, INCLUDING AREA CODE, OF        (NAME, ADDRESS, INCLUDING ZIP CODE, AND
REGISTRANT'S PRINCIPAL EXECUTIVE        TELEPHONE NUMBER, INCLUDING AREA CODE OF
            OFFICES)                               AGENT FOR SERVICE)

                            ------------------------

                                WITH COPIES TO:

          MARION V. LARSON
 GRAHAM & JAMES LLP/RIDDELL WILLIAMS                       RICHARD L. WYNNE
                P.S.                                   PORTER & HEDGES, L.L.P.
1001 FOURTH AVENUE PLAZA, SUITE 4500                  700 LOUISIANA, 35TH FLOOR
   SEATTLE, WASHINGTON 98154-1065                     HOUSTON, TEXAS 77002-2370

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the Registrant's Restated Articles of Incorporation and Article 11 of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the full extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the full extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     The Certificate of Incorporation and Bylaws of Brazos Delaware require it to indemnify its directors to the fullest extent authorized by the Delaware General Corporation Law or any other applicable law in effect, but if such statute or law is amended, Brazos Delaware may change the standard of indemnification only to the extent that such amended statute or law permits Brazos Delaware to provide broader indemnification rights to its directors. Brazos Delaware's Certificate of Incorporation limits the personal liability of a director to Brazos Delaware or its stockholders to damages for breach of the director's fiduciary duty.

     Under Section 7.1 of the Merger Agreement (Exhibit 2.1 hereto), to the extent, if any, not provided by any existing right under one of the parties' directors' and officers' liability insurance policies, from and after the effective time of the merger, the parties have agreed that the Registrant will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who was, as of November 13, 1996, or was at any time prior to such date, or who becomes prior to the effective time of the merger, a director, officer or employee of the parties to the Merger Agreement or any subsidiary thereof against certain liabilities that are, in whole or in part, based on, arising out of, or pertaining to the transactions contemplated by, the Merger Agreement. In addition, to the fullest extent permitted by applicable law, all existing rights of indemnification will continue in full force and effect for a period of not less than six years from the effective time of the merger. Section 7.1(b) of the Merger Agreement requires that for a period of four years after the effective time of the merger, the Registrant shall maintain policies of directors' and officers' liability insurance maintained by Sun, or so much of such insurance as can be so maintained or obtained at a cost equal to $50,000 annually.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  EXHIBITS

      EXHIBIT NO.                             DESCRIPTION
-------------------------------------------------------------------------------
           2.1       -- Agreement and Plan of Merger dated as of November 13,
                        1996 by and between the Registrant and BSI Holdings, Inc. (included as Appendix A to the Joint Proxy Statement/Prospectus)

           3.1       -- Restated Articles of Incorporation of the Registrant
                        (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

           3.2       -- Bylaws of the Registrant (Filed as an exhibit to Form
                        10-K for the year ended December 31, 1991 and incorporated herein by reference.)

          *5.1       -- Opinion of Graham & James LLP/Riddell Williams P.S. as
                        to the legality of the securities being registered

         **8.1       -- Opinion of Graham & James LLP/Riddell Williams, P.C.

         **8.2       -- Opinion of Porter & Hedges, L.L.P.

          10.1       -- 1989 Employee Stock Option Plan of the Registrant
                        (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

          10.2.1     -- 1989 Director Stock Option Plan of the Registrant, as
                        amended (Filed as an exhibit to Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.)

          10.4       -- Industrial Lease, dated April 3, 1989, between the
                        Registrant and Sabey Corporation (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

          10.9       -- Tax Claims and Access Agreement, dated as of October 6,
                        1989, between the Registrant and David A. Sabey (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

          10.12      -- Form of Indemnification Agreement between the Company
                        and its directors (Filed as an exhibit to Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.)

         *10.18      -- Termination Agreement between Registrant and Kevin
                        James, Senior Vice President and Chief Financial
                        Officer.

          10.19      -- Employment Agreement between Registrant and L. Kaye
                        Counts, Executive Vice President and Chief Operating Officer (Filed as an exhibit to Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.)

         *10.19.1    -- Addendum to Employment Agreement between Registrant and
                        L. Kaye Counts, Executive Vice President and Chief Operating Officer.

          10.23.1    -- Employment Agreement between Registrant and Sandra L.
                        Teufel, Senior Vice President -- Sales and
                        Merchandising (Filed as an exhibit to Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.)

          10.27      -- Credit Agreement, dated as of February 13, 1996,
                        between the Registrant and Heller Financial, Inc. (Filed as an exhibit to Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.)

         *10.27.1    -- Second Amendment to Credit Agreement between the
                        Registrant and Heller Financial, Inc.

         *11.1       -- BSI Holdings, Inc. Computation of Earnings (Loss) Per
                        Common Share

         *11.2       -- Computations of Pro Forma Combined Earnings (Loss) Per
                        Common Share

         *23.1       -- Consent of Price Waterhouse LLP

         *23.2       -- Consent of Arthur Andersen LLP

         *23.3       -- Consent of Mahoney Cohen Rashba & Pokart, CPA, PC

         *23.4       -- Consent of Graham & James LLP/Riddell Williams P.S.
                        (contained in the opinion filed as Exhibit 5.1)

         *23.5       -- Consent of Rodman & Renshaw, Inc. with respect to its
                        fairness opinion

         *24.1       -- Power of Attorney (included on signature page)

         *99.1       -- Form of Proxy for annual meeting of shareholders of the
                        Registrant

         *99.2       -- Form of Proxy for special meeting of shareholders of
                        BSI Holdings, Inc.

         *99.3       -- Form of Election for Sun Shareholders electing not to
                        receive cash consideration

         *99.4       -- Consent of persons named in the Registration Statement
                        as about to become a director who have not signed the Registration Statement to be filed pursuant to Rule 438.

------------
 * Previously filed.

** Filed herewith.

     (a)  FINANCIAL STATEMENT SCHEDULES

     None.

     (b)  REPORTS, OPINIONS AND APPRAISALS

     Opinion of Rodman & Renshaw, Inc. (included as Appendix B to the Joint Proxy Statement/Prospectus)

ITEMS 22.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (a) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (b) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KENT, STATE OF WASHINGTON, ON THE 14TH DAY OF FEBRUARY, 1997.

                                          SUN SPORTSWEAR, INC.
                                          By:    /s/ KEVIN C. JAMES
                                                     KEVIN C. JAMES
                                            SENIOR VICE PRESIDENT, SECRETARY
                                               AND CHIEF FINANCIAL OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW ON THE 14TH DAY OF FEBRUARY, 1997.

           SIGNATURE                                TITLE
-------------------------------------------------------------------------
               *                    Chairman of the Board
        WILLIAM S. WILEY              President, Chief Executive Officer
                                      and Director (Principal Executive Officer)

       /s/KEVIN C. JAMES            Senior Vice President, Secretary and
         KEVIN C. JAMES               Chief Financial Officer
                                      (Principal Financial Officer)

               *                    Controller (Principal Accounting
      MICHAEL J. SANDHORST            Officer)

               *                    Director
        LARRY C. MOUNGER

               *                    Director
         JAMES A. WALSH

________________________________    Director
       JAMES H. WILLIAMS

               *                    Director
      PAUL R. ROLLINS, JR.

 *By: /s/KEVIN C. JAMES
         KEVIN C. JAMES
SENIOR VICE PRESIDENT, SECRETARY
  AND CHIEF FINANCIAL OFFICER
      AS ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

      EXHIBIT NO.                             DESCRIPTION
-------------------------------------------------------------------------------
           2.1       -- Agreement and Plan of Merger dated as of November 13,
                        1996 by and between the Registrant and BSI Holdings, Inc. (included as Appendix A to the Joint Proxy Statement/Prospectus)

           3.1       -- Restated Articles of Incorporation of the Registrant
                        (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

           3.2       -- Bylaws of the Registrant (Filed as an exhibit to Form
                        10-K for the year ended December 31, 1991 and incorporated herein by reference.)

          *5.1       -- Opinion of Graham & James LLP/Riddell Williams P.S. as
                        to the legality of the securities being registered

         **8.1       -- Opinion of Graham & James LLP/Riddell Williams, P.C.

         **8.2       -- Opinion of Porter & Hedges, L.L.P.

          10.1       -- 1989 Employee Stock Option Plan of the Registrant
                        (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

          10.2.1     -- 1989 Director Stock Option Plan of the Registrant, as
                        amended (Filed as an exhibit to Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.)

          10.4       -- Industrial Lease, dated April 3, 1989, between the
                        Registrant and Sabey Corporation (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

          10.9       -- Tax Claims and Access Agreement, dated as of October 6,
                        1989, between the Registrant and David A. Sabey (Filed as an exhibit to Form S-1 Registration Statement (No. 33-31688), and incorporated herein by reference.)

          10.12      -- Form of Indemnification Agreement between the Company
                        and its directors (Filed as an exhibit to Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.)

         *10.18      -- Termination Agreement between Registrant and Kevin
                        James, Senior Vice President and Chief Financial
                        Officer.

          10.19      -- Employment Agreement between Registrant and L. Kaye
                        Counts, Executive Vice President and Chief Operating Officer (Filed as an exhibit to Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.)

         *10.19.1    -- Addendum to Employment Agreement between Registrant and
                        L. Kaye Counts, Executive Vice President and Chief Operating Officer.

          10.23.1    -- Employment Agreement between Registrant and Sandra L.
                        Teufel, Senior Vice President -- Sales and
                        Merchandising (Filed as an exhibit to Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.)

          10.27      -- Credit Agreement, dated as of February 13, 1996,
                        between the Registrant and Heller Financial, Inc. (Filed as an exhibit to Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.)

         *10.27.1    -- Second Amendment to Credit Agreement between the
                        Registrant and Heller Financial, Inc.

         *11.1       -- BSI Holdings, Inc. Computation of Earnings (Loss) Per
                        Common Share

         *11.2       -- Computations of Pro Forma Combined Earnings (Loss) Per
                        Common Share

         *23.1       -- Consent of Price Waterhouse LLP

         *23.2       -- Consent of Arthur Andersen LLP

         *23.3       -- Consent of Mahoney Cohen Rashba & Pokart, CPA, PC

        **23.4       -- Consent of Graham & James LLP/Riddell Williams P.S.
                        (contained in the opinion filed as Exhibit 5.1)

         *23.5       -- Consent of Rodman & Renshaw, Inc. with respect to its
                        fairness opinion

         *24.1       -- Power of Attorney (included on signature page)

         *99.1       -- Form of Proxy for annual meeting of shareholders of the
                        Registrant

         *99.2       -- Form of Proxy for special meeting of shareholders of
                        BSI Holdings, Inc.

         *99.3       -- Form of Election for Sun Shareholders electing not to
                        receive cash consideration

         *99.4       -- Consent of persons named in the Registration Statement
                        as about to become a director who have not signed the Registration Statement to be filed pursuant to Rule 438.

------------
 * Previously filed.

** Filed herewith.